Exhibit 99.1

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Reports Fourth Quarter and Full Year 2015 Results

Solutions Revenue of $314.0 million, Increased 17.7% for the Quarter and 11.6% for the Year

Adjusted EBITDA of $116.4 million, Increased 14.5% for the Quarter and 10.8% for the Year

NASHVILLE, Tenn. (March 14, 2016) — Change Healthcare Holdings, Inc., a leading provider of software and analytics, network solutions and technology-enabled services designed to enable smarter healthcare, today announced financial results for the fourth quarter and year ended December 31, 2015, as summarized below:

	Three Months Ended December 31,			Year Ended December 31,
(In millions)	2015	2014	% Change	2015	2014	% Change
Solutions Revenue (exclusive of postage)	$314.0	$266.7	17.7%	$1,124.2	$1,006.9	11.6%
Net Income (Loss)	($65.3)	($0.3)	n/a	($96.1)	($75.9)	-26.6%
Adjusted EBITDA	$116.4	$101.7	14.5%	$403.6	$364.3	10.8%

“We are pleased with the progress made during 2015 in achieving our long-term financial and strategic goals,” commented Neil de Crescenzo, president and chief executive officer for Change Healthcare. “During the year, we completed the acquisition of Altegra Health and related financing to expand our capabilities and better support the healthcare industry’s transition to value-based care. We also successfully rebranded as Change Healthcare during the fourth quarter. In today’s ever-changing healthcare environment, our diverse portfolio of customers seek partners who can deliver actionable insights and solutions that lead to better business decisions. With our expanded capabilities, Change Healthcare now provides a broad and deep set of value-based healthcare solutions for our customers and better enables smarter healthcare.”

Solutions Revenue

Fourth quarter solutions revenue was $314.0 million, an increase of 17.7%, compared to $266.7 million for the same period in 2014. This increase in solutions revenue as compared to the prior year period was primarily due to recently acquired and developed solutions, including the Altegra Health acquisition, and continued volume gains in network solutions as a result of increases in the number of insured lives of customers from the ongoing expansion of Medicaid, Medicare Advantage and federal and state exchanges.

Full year solutions revenue was $1,124.2 million, an increase of 11.6%, compared to $1,006.9 million for 2014.

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Net Income/Loss

Fourth quarter net loss was $65.3 million compared to $0.3 million for the same period in 2014. Net loss was impacted by the accelerated amortization of the Company’s previous tradename asset and higher interest expense related to the Altegra Health acquisition financing. Excluding the accelerated amortization of the previous trade name asset and increased interest expense (collectively, approximately $62.0 million net of taxes), net loss in the fourth quarter would have been approximately $3.3 million.

Net loss for 2015 was $96.1 million compared to $75.9 million for the same period in 2014. Net loss for both 2015 and 2014 was impacted by significant charges. 2015 net loss was impacted by the accelerated amortization of the previous tradename asset (approximately $71.1 million net of taxes) and 2014 net loss was impacted by a non-cash impairment charge related to the partial loss of a customer contract (approximately $47.2 million net of taxes). Excluding these charges, net loss would have been approximately $25.0 million in 2015 and $28.7 million in 2014.

Non-GAAP Adjusted EBITDA

Fourth quarter Non-GAAP Adjusted EBITDA increased 14.5% to $116.4 million, or 37.1% of solutions revenue, from $101.7 million, or 38.1% of solutions revenue, for the comparable period in 2014. This increase in Adjusted EBITDA compared to the prior year period is primarily due to business growth, including the impact of acquisitions. Non-GAAP Adjusted EBITDA decreased as a percentage of solutions revenue compared to the prior year period due to changes in revenue mix primarily as a result of the Altegra Health acquisition.

2015 Non-GAAP Adjusted EBITDA increased 10.8% to $403.6 million, or 35.9% of solutions revenue, from $364.3 million, or 36.2% of solutions revenue, in 2014.

A reconciliation of Change Healthcare’s financial results determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) to certain Non-GAAP financial measures has been provided in the financial statement tables included in this release to supplement its unaudited condensed consolidated financial statements presented on a GAAP basis. An explanation of these Non-GAAP measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

Balance Sheet

As of December 31, 2015, cash and cash equivalents were $66.7 million compared to $82.3 million as of December 31, 2014.

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Total debt increased to $2.8 billion at December 31, 2015 compared to $2.2 billion at December 31, 2014 due to the partial financing of the Altegra Health acquisition. In August 2015, the Company borrowed an additional $395.0 million of incremental term loans under its existing senior credit facilities and issued $250.0 million of 6% senior notes due 2021.

Cash Flow

Cash flow provided by operations totaled $166.8 million for the year ended December 31, 2015 compared to $205.7 million for the same period in the prior year. Cash flow from operations for the year ended December 31, 2015 was impacted by liabilities of Altegra Health that were assumed in connection with the acquisition and paid at closing, the transition of recently acquired payments solutions to the Company’s payments platform and higher interest expense related to the Altegra Health financing, partially offset by business growth.

About Change Healthcare

Change Healthcare is a leading provider of software and analytics, network solutions and technology-enabled services that optimize communications, payments and actionable insights designed to enable smarter healthcare. By leveraging its Intelligent Healthcare NetworkTM, which includes the single largest financial and administrative network in the United States healthcare system, payers, providers and pharmacies are able to increase revenue, improve efficiency, reduce costs, increase cash flow and more effectively manage complex workflows. Learn more at www.changehealthcare.com.

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Explanation of Non-GAAP Financial Measures

Change Healthcare’s management believes that, in order to properly understand Change Healthcare’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses results of operations before such excluded items to evaluate the operational performance of Change Healthcare as a basis for strategic planning and as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs. Investors should consider these Non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of GAAP to Non-GAAP results are provided in the financial statement tables included in this release.

In this release, Change Healthcare defines Adjusted EBITDA as EBITDA (which is defined as net income (loss) before net interest expense, income tax provision (benefit) and depreciation and amortization), plus certain other non-cash or non-operating items (collectively, “EBITDA Adjustments”).

To properly evaluate Change Healthcare’s business, Change Healthcare encourages investors to review the GAAP financial information included in this release, and not rely on any single financial measure to evaluate Change Healthcare’s business. Change Healthcare also strongly encourages investors to review the reconciliation of net income (loss) to the Non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA, as Change Healthcare defines it, may differ from and may not be comparable to similarly titled measures used by other companies, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations. Adjusted EBITDA calculations also are used in Change Healthcare’s credit facilities and indentures, although the adjustments used to calculate Adjusted EBITDA as used in Change Healthcare’s credit facilities and indentures may vary in certain respects among such agreements and from those presented below.

Management uses Adjusted EBITDA to facilitate a comparison of Change Healthcare’s operating performance on a consistent basis from period to period that, when viewed in combination with Change Healthcare’s GAAP results, management believes provides a more complete understanding of factors and trends affecting Change Healthcare’s business than GAAP measures alone. Management believes this Non-GAAP measure assists Change Healthcare’s board of directors, management, lenders and investors in comparing Change Healthcare’s operating performance on a consistent basis because it removes where applicable, the impact of Change Healthcare’s capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from Change Healthcare’s operating performance.

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Forward-Looking Statements

Statements made in this press release that express Change Healthcare’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements may include information concerning Change Healthcare’s possible or assumed future results of operations, including descriptions of Change Healthcare’s revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to Change Healthcare’s operations and business environment, all of which are difficult to predict and many of which are beyond Change Healthcare’s control. Although Change Healthcare believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Change Healthcare’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Such factors related to Change Healthcare’s actual financial results or results of operations include: effects of competition, including competition from entities that are customers for certain of Change Healthcare’s solutions; Change Healthcare’s ability to maintain relationships with its customers and channel partners; Change Healthcare’s ability to effectively cross-sell its solutions to existing customers and to continue to generate revenue and maintain profitability by developing or acquiring and successfully deploying new or updated solutions; the anticipated benefits from acquisitions (including Altegra Health) not being fully realized or not being realized within the expected time frames; and general economic, business or regulatory conditions affecting the healthcare information technology and services industries; as well as the other risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Change Healthcare’s Annual Report filed on Form 10-K for the year ended December 31, 2015, as well as other reports filed by Change Healthcare with the Securities and Exchange Commission.

Forward-looking statements made by Change Healthcare herein, or elsewhere, speak only as of the date on which made. Change Healthcare expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Change Healthcare’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Holdings, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands)

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	Year Ended December 31, 2015	Year Ended December 31, 2014
Revenue:
Solutions revenue	$314,026	$266,723	$1,124,188	$1,006,949
Postage revenue	84,776	86,717	352,895	343,464

Total revenue	398,802	353,440	1,477,083	1,350,413
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	135,499	117,590	507,358	462,332
Development and engineering	12,889	8,872	45,489	32,956
Sales, marketing, general and administrative	65,760	50,599	217,716	198,379
Customer postage	84,776	86,717	352,895	343,464
Depreciation and amortization	158,857	47,678	342,303	189,218
Accretion	(4,758)	5,226	10,496	14,446
Impairment of long-lived assets	7,373	479	8,552	83,169

Operating income (loss)	(61,594)	36,279	(7,726)	26,449
Interest expense, net	46,567	37,088	168,252	146,829
Contingent consideration	—	(2,339)	(4,825)	1,307
Other	(741)	—	(741)	(3,968)

Income (loss) before income tax provision (benefit)	(107,420)	1,530	(170,412)	(117,719)
Income tax provision (benefit)	(42,079)	1,868	(74,343)	(41,865)

Net income (loss)	$(65,341)	$(338)	$(96,069)	$(75,854)

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Holdings, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands, except share and per share amounts)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$66,655	$82,306
Accounts receivable, net of allowance for doubtful accounts of $3,379 and $6,377 at December 31, 2015 and December 31, 2014, respectively	280,858	233,791
Prepaid expenses and other current assets	35,413	29,246

Total current assets	382,926	345,343
Property and equipment, net	244,145	244,153
Goodwill	2,230,100	1,702,569
Intangible assets, net	1,707,863	1,539,394
Other assets, net	8,500	9,183

Total assets	$4,573,534	$3,840,642

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$27,950	$16,399
Accrued expenses	167,169	175,206
Deferred revenues	12,943	10,518
Current portion of long-term debt	32,775	27,308

Total current liabilities	240,837	229,431
Long-term debt, excluding current portion	2,741,178	2,135,468
Deferred income tax liabilities	430,383	394,334
Tax receivable agreement obligations to related parties	173,493	163,983
Other long-term liabilities	11,954	15,361
Commitments and contingencies
Equity:
Common stock (par value, $.01), 100 shares authorized and outstanding at December 31, 2015 and December 31, 2014, respectively	—	—
Additional paid-in capital	1,319,754	1,149,360
Accumulated other comprehensive income (loss)	(2,656)	(1,955)
Accumulated deficit	(341,409)	(245,340)

Total equity	975,689	902,065

Total liabilities and equity	$4,573,534	$3,840,642

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Year Ended December 31, 2015	Year Ended December 31, 2014
Operating activities
Net income (loss)	$(96,069)	$(75,854)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	342,303	189,218
Accretion	10,496	14,446
Equity compensation	9,285	7,334
Deferred income tax expense (benefit)	(77,702)	(43,392)
Amortization of debt discount and issuance costs	10,786	7,847
Contingent consideration	(4,825)	1,307
Gain on sale of cost method investment	—	(114)
Impairment of long-lived assets	8,552	83,169
Other	(1,820)	(2,255)
Changes in operating assets and liabilities:
Accounts receivable	5,078	(6,824)
Prepaid expenses and other	1,210	536
Accounts payable	11,391	4,591
Accrued expenses, deferred revenue and other liabilities	(50,966)	26,650
Tax receivable agreement obligations to related parties	(944)	(988)

Net cash provided by (used in) operating activities	166,775	205,671

Investing activities
Purchases of property and equipment	(56,963)	(55,926)
Payments for acquisitions, net of cash acquired	(717,669)	(252,772)
Other	(5,325)	538

Net cash provided by (used in) investing activities	(779,957)	(308,160)

Financing activities
Proceeds from Term Loan Facility	385,411	157,600
Payments on Term Loan Facility	(16,500)	(13,279)
Proceeds from Senior Notes	243,453	—
Proceeds from Revolving Facility	60,000	183,000
Payments on Revolving Facility	(60,000)	(183,000)
Payment of loan costs	(2,500)	(2,096)
Payment of debt assumed from acquisition	(154,469)	(25,262)
Payment of data sublicense obligation	(6,433)	(5,300)
Payments of deferred financing obligations	(6,987)	(5,441)
Repurchase of Parent common stock	(5,772)	(1,221)
Capital contribution from Investor Group and management	166,881	3,256
Payment of contingent consideration	(5,553)	—

Net cash provided by (used in) financing activities	597,531	108,257

Net increase (decrease) in cash and cash equivalents	(15,651)	5,768
Cash and cash equivalents at beginning of period	82,306	76,538

Cash and cash equivalents at end of period	$66,655	$82,306

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Holdings, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(unaudited and amounts in thousands)

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	Year Ended December 31, 2015	Year Ended December 31, 2014
Net income (loss)	$(65,341)	$(338)	$(96,069)	$(75,854)
Interest expense, net	46,567	37,088	168,252	146,829
Income tax provision (benefit)	(42,079)	1,868	(74,343)	(41,865)
Depreciation and amortization	158,857	47,678	342,303	189,218

EBITDA	98,004	86,296	340,143	218,328

EBITDA Adjustments:
Equity compensation	2,471	1,420	9,285	7,334
Acquisition accounting adjustments	422	370	1,806	1,035
Acquisition-related costs	1,561	2,394	8,443	6,927
Transaction-related costs and advisory fees	1,565	1,650	6,703	6,448
Strategic initiatives, duplicative and transition costs	5,566	2,671	10,890	12,864
Severance costs	2,031	2,058	6,995	8,005
Accretion	(4,758)	5,226	10,496	14,446
Impairment of long-lived assets	7,373	479	8,552	83,169
Contingent consideration	—	(2,339)	(4,825)	1,307
Other non-routine, net	2,139	1,436	5,117	4,484

EBITDA Adjustments	18,370	15,365	63,462	146,019

Adjusted EBITDA	$116,374	$101,661	$403,605	$364,347

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

# # #

Contact:

Julie Loftus Trudell

Senior Vice President, Investor Relations

3055 Lebanon Pike, Suite 1000

Nashville, TN 37214

Direct: 615.932.3445

Cell: 757-642-1995

Email: jtrudell@changehealthcare.com